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DELOITTE &
 TOUCHE LLP
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      [LOGO]                   Suite 250                Telephone:(716) 843-7200
                               Key Bank Tower           Facsimile:(716) 856-7760
                               50 Fountain Plaza
                               Buffalo, New York 14202



INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of LIN Television Corporation on Form S-3 of our report dated March 3, 1995 (which expresses an unqualified opinion and includes an explanatory paragraph relating to whether Buffalo Broadcasting Co., Inc. and subsidiary will continue as a going concern), which is incorporated by reference to this Registration Statement, and to the reference to us under the heading of "experts" in the Prospectus.

/s/ Deloitte & Touche LLP
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    Deloitte & Touche LLP

February 7, 1997









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DELOITTE TOUCHE
TOHMATSU
INTERNATIONAL
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